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                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 26, 2003, with respect to the consolidated financial statements and schedule for the year ended April 30, 2003, of Walsh HealthCare Solutions, Inc., included in the Form 8-K/A of D&K Healthcare Resources, Inc., dated February 13, 2004, which is incorporated by reference in Pre-effective Amendment No. 2 to the Registration Statement (Form S-3) and related prospectus of D&K Healthcare Resources, Inc., for the registration of $200,000,000 of debt and/or equity securities of D&K Healthcare Resources, Inc.


/s/ ERNST & YOUNG LLP

Little Rock, Arkansas
October 14, 2004